UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2024

Commission File Number: 001-36556

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3535 Harbor Blvd Suite 100, Costa Mesa, California 92626
(Address of principal executive offices)
714-599-5000
(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2024, El Pollo Loco Holdings, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Elizabeth Williams as the new Chief Executive Officer of the Company and as a member of the Board, effective March 11, 2024 (the “Effective Date”), pursuant to the terms and conditions of an employment agreement, dated February 8, 2024, between the Company through its subsidiary El Pollo Loco, Inc. and Ms. Williams (the “Employment Agreement”). Ms. Williams will succeed Maria Hollandsworth, who has served as the Company’s interim Chief Executive Officer since November 3, 2023. Ms. Hollandsworth has been appointed as President of the Company and will also continue to serve as the Company’s Chief Operating Officer.

Ms. Williams, age 47, brings to the Company significant experience leading high-growth multi-unit retail, restaurant and service businesses. Most recently, Ms. Williams served as the Chief Executive Officer of Outfox Hospitality, parent company of Foxtrot, a high-growth modern café and convenience store, and Dom’s Kitchen and Market. Prior to Foxtrot, she led innovative brands such as Drybar and Hart House. Ms. Williams has extensive restaurant experience working closely with franchise partners to accelerate growth. She spent ten years with Yum! Brands and Taco Bell between 2010 and 2020, holding various leadership positions including Chief Financial Officer and President of Taco Bell International. During her tenure, she was responsible for the brand strategy, growth and performance of the international business across 30 countries and drove notable operational improvements and sales and profit growth.

There are no family relationships between Ms. Williams and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Ms. Williams that would require disclosure under Item 404(a) of Regulation S-K.

Summary of Employment Agreement

The Employment Agreement provides for an initial employment term of 12 months and will be extended by additional one-year periods unless earlier terminated pursuant to the terms of the Employment Agreement. Pursuant to the Employment Agreement, Ms. Williams will receive an annual base salary of $725,000. With respect to each full calendar year during the employment term, Ms. Williams will be eligible to earn an annual performance bonus award, with a targeted bonus equal to 100% of Ms. Williams’ then-current base salary (the “Incentive Plan Bonus”). For purposes of the 2024 annual bonus, the bonus will not be prorated from the effective date of the Employment Agreement through the close of fiscal year 2024.

At the discretion of the Board, during the employment term, Ms. Williams will be eligible to receive an annual equity grant with a target equity value of $1,800,000 (the “Annual Equity Incentive”) based on approval by the Compensation Committee of the Board and the Board and subject to the terms and conditions of the Company’s Equity Incentive Plan and corresponding form stock agreement. To the extent that any Annual Equity Incentive is subject to vesting conditions, then in addition to whatever other acceleration terms may be contained in the applicable award agreement, such vesting will accelerate in full upon a termination of Ms. Williams’ employment by the Company without Cause or a resignation by Ms. Williams for Good Reason (each as defined in the Employment Agreement), in each case, within the four-month period before or 12-month period after a Change of Control (as defined in the Employment Agreement), subject to Ms. Williams’ execution and non-revocation of a release of claims (such acceleration, a “Double Trigger Acceleration”).

In addition, as soon as practicable during the first open window following the Effective Date, Ms. Williams will receive a one-time signing equity grant with a grant date value of $1,200,000 (“Signing Grant”), subject to the terms and conditions of the Company’s Equity Incentive Plan and applicable award agreement. The Signing Grant consists of time-vested restricted stock awards (“RSAs”) with a grant date value of $400,000, time-vested stock options (“Options”) with a grant date value of $400,000, and performance stock units (“PSUs”) with a target grant date value of $400,000. The time-vested portion of the Signing Grant will vest 25% each year for the first four years from the Effective Date, subject to Ms. Williams’ continued employment with the Company. The PSUs will vest according to the plan established by the Compensation Committee and will be subject to the performance terms and conditions established by the Compensation Committee after consultation with Ms. Williams. In addition, 100% of the Signing Grant will vest upon (i) Ms. Williams’ employment being terminated at any time prior to the vesting date as a result of a termination by the Company without Cause; (ii) a termination by Ms. Williams for Good Reason; (iii) the Company’s decision not to renew the term of the Employment Agreement; provided that the vesting acceleration of PSUs will be subject to future mutual agreement in connection with the development by the Company of performance terms and conditions thereof; or (iv) a Double Trigger Acceleration. Any accelerated vesting in connection with such a qualifying termination of employment will be subject to Ms. Williams complying with the release requirements of the Employment Agreement.

Ms. Williams will also be eligible to receive a one-time cash signing bonus of $200,000 (“Signing Bonus”), to be paid 120 days following the Effective Date, provided she does not receive any bonus from her prior employer. If Ms. Williams is terminated by the Company for Cause or if she resigns from the Company without Good Reason within 12 months of the Effective Date, Ms. Williams will be obligated to repay the Signing Bonus.

During the employment term, the Company will provide Ms. Williams with an automobile allowance substantially similar to the allowance provided by the Company to other similarly-situated senior executives of the Company. The Company will also reimburse up to $10,000 for any reasonable, documented attorneys’ fees incurred by Ms. Williams in connection with the Employment Agreement.

In the event Ms. Williams’ employment is terminated by the Company without Cause (other than by reason of death or disability), Ms. Williams resigns for Good Reason, or the Company does not renew the term of the Employment Agreement, subject to Ms. Williams’ execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants set forth in the Employment Agreement, Ms. Williams will be entitled to receive (i) the Incentive Plan Bonus, if any, that Ms. Williams would have been entitled to receive in respect of the year in which such termination occurs based on actual performance, prorated based on the number of days employed during such year, payable when such bonus would have otherwise been paid; (ii) continued payment of her annual base salary for 12 months, (iii) reimbursement for the cost of her continued medical, dental and vision coverage until the earlier of (x) the end of the 12-month period following such termination, or (y) the date on which Ms. Williams becomes eligible for medical, dental and/or vision coverage from a subsequent employer; and (iv) the Signing Grant will fully vest.

To the extent that the payments and benefits provided under the Employment Agreement and any other Company plan or agreement (such payments or benefits, the “Benefits”) would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, the Benefits will be reduced (but not below zero) if and to the extent that a reduction in the Benefits would result in Ms. Williams retaining a larger amount, on an after-tax basis, than if Ms. Williams received all of the Benefits.

Ms. Williams will be bound by non-interference and non-solicitation covenants that apply during employment and the 12-month period following termination and confidentiality and cooperation covenants that apply during employment and thereafter.

The foregoing description of the Employment Agreement is not complete and is qualified by reference to the full text and terms of the Employment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 13, 2024, the Company issued a press release with respect to the matters described in this Current Report on Form 8-K, and such press release is attached hereto and furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated February 8, 2024, between El Pollo Loco, Inc. and Elizabeth Williams
99.1	Press Release, dated February 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: February 13, 2024	By:	/s/ Anne Jollay
		Name:	Anne Jollay
		Title:	Corporate Secretary

5